Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We have issued our report dated June 23, 2006, accompanying the financial statements as of December 31, 2005 included in the PepsiAmericas, Inc. Hourly 401(k) Plan’s Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of PepsiAmericas, Inc. on Form S-8 (File Nos. 333-79095 and 333-64292).
/s/ OSTROW REISIN BERK & ABRAMS, LTD.
Chicago, Illinois
June 27, 2007